Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of ArcelorMittal’s operating subsidiaries as of December 31, 2007, each wholly- or majority-owned directly or indirectly through intermediate holding companies:

Name of Subsidiary	Country
ArcelorMittal USA Inc.	USA
Companhia Siderúrgica de Tubarão S.A.	Brazil
ArcelorMittal Dofasco Inc.	Canada
ArcelorMittal Lázaro Cárdenas S.A. de C.V.	Mexico
Aceria Compacta de Bizkaia S.A.	Spain
Arcelor Produits Plats Wallonie	Belgium
Arcelor Steel Belgium N.V.	Belgium
ArcelorMittal Atlantique et Lorraine SAS	France
ArcelorMittal Bremen GmbH	Germany
ArcelorMittal Eisenhüttenstadt GmbH	Germany
ArcelorMittal España S.A.	Spain
ArcelorMittal Flat Carbon Europe	Luxembourg
ArcelorMittal Galati S.A.	Romania
ArcelorMittal Méditerranée SAS	France
ArcelorMittal Ostrava a.s.	Czech Republic
ArcelorMittal Packaging SA	France
ArcelorMittal Piombino S.p.a.	Italy
ArcelorMittal Poland S.A.	Poland
Cockerill Sambre S.A.	Belgium
Industeel Belgium S.A.	Belgium
Industeel France S.A.	France
Acindar Industria Argentina de Aceros S.A.	Argentina
Arcelor Huta Warszawa Sp.z.o.o.	Poland
ArcelorMittal Belval & Differdange SA	Luxembourg
ArcelorMittal Bergara, S.A.	Spain
ArcelorMittal Brasil S.A.	Brazil
ArcelorMittal Commercial Sections SA	Luxembourg
ArcelorMittal Hamburg GmbH	Germany
ArcelorMittal Hochfeld GmbH	Germany
ArcelorMittal Madrid, S.L.	Spain
ArcelorMittal Olaberría, S.L.	Spain
ArcelorMittal Ostrava a.s.	Czech Republic
ArcelorMittal Point Lisas Ltd.	Trinidad and Tobago
ArcelorMittal Poland S.A.	Poland
ArcelorMittal Rodange & Schifflange S.A.	Luxembourg
ArcelorMittal Ruhrort GmbH	Germany
ArcelorMittal USA Inc.	USA
Mittal Canada Inc.	Canada
ArcelorMittal las Truchas, S.A. de C.V.	Mexico
ArcelorMittal Annaba Spa	Algeria
ArcelorMittal South Africa Ltd.	South Africa
Hunan Valin Steel Tube & Wire Co. Ltd	China
ArcelorMittal Temirtau	Kazakhstan
Mittal Steel Liberia Limited	Liberia

Name of Subsidiary	Country
OJSC ArcelorMittal Kryviy Rih	Ukraine
Société Nationale de Sidérurgie, S.A.	Morocco
ArcelorMittal Inox Brasil S.A.	Brazil
ArcelorMittal Stainless Belgium	Belgium
ArcelorMittal Stainless France	France
Arcelor Construction France S.A.	France
Arcelor International America, LLC	USA
ArcelorMittal Auto Processing France SAS	France
ArcelorMittal International FZE	United Arab Emirates
ArcelorMittal Stahlhandel Gmbh	Germany

2